Exhibit 10.19.2

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”), dated and effective as of June 8, 2007, is made and entered into by Renewable Energy Group, Inc. (“Guarantor”) in favor of Bunge North America, Inc. (“BNA”).  Guarantor and BNA are referred to herein collectively as the “Parties” and individually as a “Party.”

                WHEREAS, BNA and REG Destrehan, LLC (“REGD”), an affiliate of Guarantor, are parties to that certain Oil Supply Agreement dated as of the date hereof, as may be amended from time to time (the “OSA”); and

WHEREAS, BNA desires assurances that Guarantor will be responsible for the obligations and duties of REGD as set forth in the OSA; and

WHEREAS, Guarantor, as the owner of 100% of the voting stock of REGD, will derive substantial benefit from the OSA and, accordingly, believes it to be in Guarantor’s best interest to execute and deliver this Guaranty; and

                NOW, THEREFORE, in consideration of BNA entering into the OSA, Guarantor hereby covenants and agrees as follows:

1.             Guaranty.  Subject to the provisions hereof, Guarantor hereby irrevocably and unconditionally guarantees to BNA the complete and punctual payment by REGD of all sums payable to BNA pursuant to the OSA as and when the same fall due (the “Obligations”); provided that this Guaranty will not apply to any Obligations which arise as a result of events that occur after the date that is 30 months after the Effective Date (as defined in the OSA); and further provided that Guarantor will have no liability under this Guaranty for any Obligations in excess of $4,000,000.

2.             Representations and Warranties.  Guarantor represents and warrants that: (a) it is a corporation validly existing under the laws of the State of Iowa and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty; (b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of the Guarantor for the execution and delivery of this Guaranty; and (c) this Guaranty, when executed and delivered, constitutes a valid and legally binding agreement of the Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.             Demands and Notice.  Guarantor agrees to pay to BNA any Obligation no later than five days after BNA gives a notice to Guarantor that identifies the applicable amount REGD has failed to pay pursuant to the OSA and explains why such payment is due.  Guarantor shall make all payments by deposit of immediately available funds to an account identified by BNA.  All notices and other communications required or permitted by this Agreement shall be in writing and deemed given to a Party when (a) delivered by hand or by nationally recognized overnight courier service; (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee if sent by certified mail, return receipt requested, in each case (a) - (c) to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a Party may designate by notice to the other Party):

To BNA:	Bunge North America, Inc.	To	Renewable Energy Group, Inc.
	11720 Borman Drive	Guarantor:	406 1st Street, PO Box 128
	St. Louis, Missouri 63146		Ralston, IA 51459
	Attn: GM, Biofuels		Attn.: Nile Ramsbottom
	Fax No.: (314) 292-4334		Fax No.: (712) 667-3479
	with a copy to: Bunge North America, Inc. Attention: General Counsel 11720 Borman Drive St. Louis, Missouri 63146 Fax: (314) 292-2521		with a copy to: Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C. 115 E. Lincolnway, Suite 200 Jefferson, IA 50129 Attn: John Gerken Fax No.: (515) 386-8531

4.             Waivers.  Guarantor hereby unconditionally waives (a) notice of acceptance of this Guaranty; (b) presentment and demand concerning the liabilities of Guarantor, except as provided herein; (c) any right to require that any action or proceeding be brought against REGD or any other person; and (d) any requirement that BNA seek enforcement of any payment or performance against REGD or any other person prior to taking any action against Guarantor under the terms hereof.  No delay of BNA in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from any obligations hereunder.  Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of, performance of or other changes in the terms of the Obligations, or any part thereof or any changes or modifications to the terms of the OSA.

5.             Termination.  This Guaranty shall automatically terminate upon the termination of the OSA and, upon such termination, Guarantor shall have no further liability hereunder; provided that termination shall not affect Guarantor’s liability with respect to any Obligations existing prior to such termination.  If a payment to BNA in respect of any Obligation is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder in respect of such Obligation as if such payment had not been made.

6.             Expenses.  Notwithstanding anything else in this Guaranty, Guarantor agrees to pay to BNA on demand all costs and expenses (including, without limitation, reasonable attorneys’ fees) in any way relating to the enforcement or protection of the rights of BNA hereunder should Guarantor be required to pay under this Guaranty.

7.             Miscellaneous.

(a)           Governing Law; Choice of Venue.  This Guaranty shall be governed by the federal laws of the United States and the laws of the State of Missouri without regard to the conflict of law rules or principles thereof that might refer the construction or interpretation of this Guaranty to the laws of another state.  The Parties hereby submit to the exclusive jurisdiction and venue of the United States District Court for the Eastern District of Missouri with respect to any dispute, claim or suit, whether directly or indirectly arising out of or relating to this Guaranty or any of the Parties’ obligations hereunder.  The Parties expressly waive personal service of process and consent to service by certified mail, postage prepaid, directed to such Party’s last known address which service shall be deemed completed within five (5) days after the date of mailing thereof.  The Parties hereby irrevocably waive any claim that the county of St. Louis, Missouri is an inconvenient forum or an improper forum based on lack of venue, lack of personal jurisdiction, as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non-conveniens or otherwise.  The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement by either Party of any judgment obtained in such forum or the taking of any action by either Party to enforce the same in any other appropriate jurisdiction.

(b)           Assignment.  No Party shall have the right to assign its rights or obligations under this Guaranty without the prior written consent of the other Party in such other Party’s sole discretion; provided that BNA may assign its rights or obligations under this Guaranty to an Affiliate (as defined in the OSA).

(c)           Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING, OR ANY OTHER MATTERS ARISING OUT OF THIS GUARANTY OR ANY OF THE OTHER TRANSACTION DOCUMENTS.  EACH PARTY HERETO ACKNOWLEDGES THAT SUCH WAIVER HAS BEEN GRANTED AFTER CONSULTATION WITH COUNSEL.

(d)           Entire Agreement.  The Guaranty embodies the entire agreement and understanding between Guarantor and BNA with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(e)           Severability.  If any provision of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such provision shall not be affected thereby.

(f)            No Waiver.  Nothing in this Guaranty or any other document referred to herein is intended to waive any rights not specifically waived in said documents nor is intended to enlarge or modify the obligations or duties of BNA.

(g)           Headings.  The headings of this Guaranty are for purposes of reference only, and shall not affect the meaning hereof.

(h)           Amendment.  No term or provision of this Guaranty shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and BNA.

                IN WITNESS WHEREOF, the Parties have executed this Guaranty effective as of the date first above written.

Renewable Energy Group, Inc.

By:	/s/ Jeffrey Stroburg
Name:	Jeffrey Stroburg
Title:	CEO

Bunge North America, Inc.

By:	/s/ Greg Bechtel
Name:	Greg Bechtel
Title:	General Manager/Vice President Oilseed Processing